UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 9, 2005

MRS. FIELDS FAMOUS BRANDS, LLC

(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121-1050
801-736-5600
(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                In connection with seeking from the Securities and Exchange Commission exemptive relief under Section 304(d) of the Trust Indenture Act of 1939, Mrs. Fields Famous Brands, LLC (the “Company”) and certain of its Affiliates entered into a First Supplemental Indenture, dated as of February 9, 2005 (the “Supplemental Indenture”), to the Indenture, dated as of March 16, 2004 (the “Indenture”), with the Trustee under the Indenture, under which its two series of Senior Secured Notes due 2011 are outstanding.  A copy of the Supplemental Indenture is filed herewith as Exhibit 4.1 and incorporated herein by reference.   Set forth below is a description of the collateral release provisions in the Indenture, as so amended.  Capitalized terms used without definition have the meanings ascribed to them in the Indenture, a copy of which was filed as Exhibit 4.2 to the Company’s Registration on Form S-4 filed with the Commission on April 30, 2004 (file no. 333-115046).

Possession, Use and Release of Collateral

Unless an Event of Default shall have occurred and be continuing, the Issuers and the Restricted Subsidiaries shall have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than as set forth in the Collateral Agreements), to freely operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income therefrom.

Release of Collateral. Upon compliance by the Issuers and their Domestic Restricted Subsidiaries with the conditions set forth below in respect of any release of items of Collateral, and upon delivery by the Issuers to the Trustee of an Opinion of Counsel to the effect that such conditions have been met, the Trustee will terminate and release its Lien on the applicable Released Interests (as defined in the next paragraph), and the Trustee shall, at the sole cost and expense of the Issuers or such Domestic Restricted Subsidiary, execute and deliver to the Issuers or such Domestic Restricted Subsidiary such documents, without any representation, warranty or recourse of any kind whatsoever, as the Issuers or such Domestic Restricted Subsidiary shall reasonably request to effect or evidence such termination.

Asset Sale Release. The Issuers and the Restricted Subsidiaries have the right to obtain a release of items of Collateral (the “Released Interests”) subject to an Asset Sale or other asset sale permitted under the Indenture upon compliance with the condition that the Issuers deliver to the Trustee the following:

(1) A notice from the Issuers requesting the release of Released Interests: (i) describing the proposed Released Interests; (ii) specifying the Fair Market Value of such Released Interests on a date within 60 days of such notice (the “Valuation Date”); (iii) stating that the purchase price received is at least equal to the Fair Market Value of the Released Interests (other than with respect to an Asset Sale or other asset sale for which the consideration is Replacement Assets, in which case such notice shall include a statement that the Fair Market Value of such Replacement Assets is at least equal to the Fair Market Value of such Released Interests); (iv) stating that the release of such Released Interests would not be expected to interfere in any material respect with the Trustee’s ability to realize the value of the remaining Collateral and will not impair in any material respect the maintenance and operation of the remaining Collateral; and (v) certifying that such Asset Sale or other asset sale complies with the terms and conditions of the Indenture with respect thereto; and

(2) An Officers’ Certificate of the Issuers stating that: (i) such Asset Sale or other asset sale covers only the Released Interests and complies with the terms and conditions of the Indenture with respect to Asset Sales; (ii) there is no Default or Event of Default in effect or continuing on the date thereof or the date of such Asset Sale; (iii) the release of such Released Interests will not result in a Default or Event of Default under the Indenture; and (iv) all conditions precedent in the Indenture relating to the release in question have been or will be complied with.

If the Issuers or any Domestic Restricted Subsidiary engages in any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value of any Collateral of the type described in clause (a), (c), (d), (e), (f), (g), (h), (i), (j), (k) or (l) of the proviso to the definition of the term “Asset Sale,” the Liens of the

Trustee on such Collateral shall automatically terminate and be released without any action by the Trustee, and the Trustee shall, at the sole cost and expense of the Issuers or such Domestic Restricted Subsidiary, execute and deliver to the Issuers or such Domestic Restricted Subsidiary such documents, without any representation, warranty or recourse of any kind whatsoever, as the Issuers or such Domestic Restricted Subsidiary shall reasonably request to effect or evidence such termination.

Release upon Satisfaction or Defeasance of all Outstanding Obligations. The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations under the Indenture, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest and Additional Interest, if any, are paid, (ii) a satisfaction and discharge of the Indenture and (iii) the occurrence of a legal defeasance or covenant defeasance.

Trustee Confirmation of Collateral Release. If requested in writing by the Issuers, the Trustee execute and deliver such documents, instruments or statements and to take such other action as the Issuers may request to evidence or confirm that Collateral released in accordance with the Indenture, including, without limitation, such releases as described under the “Disposition of Certain Collateral Without Requesting Release” provisions below, has been released from the Liens of each of the Collateral Agreements.

Disposition of Certain Collateral Without Requesting Release.  Subject to receipt of an exemptive order from the SEC, the Indenture also permits the release of certain Collateral subject to certain conditions and limitations. In particular, the Company and the Guarantors may, without any prior release or consent by the Trustee, conduct ordinary course activities in respect of the Collateral, which do not individually or in the aggregate adversely affect the value of such Collateral, including:

•     sell or dispose of in the ordinary course of business free from the Liens granted under the Collateral Agreements, any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property (“Subject Property”) which, in its reasonable opinion, may have become obsolete, worn-out, surplus or no longer used in the conduct of its businesses or the operation granted under the Collateral upon replacing the same with, or substituting for the same, new Subject Property constituting Collateral not necessarily of the same character but being of at least equal value and utility as the Subject Property so disposed of as long as such new Subject Property becomes subject to the Liens granted under the Collateral Agreements, which new subject Property shall without further action become Collateral subject to the Liens granted under the Collateral Agreements;

•     abandon, sell, assign, transfer, license or otherwise dispose of in the ordinary course of business any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of the Issuers and the maintenance of its earnings and is not material to the conduct of the business of the Issuers and their Subsidiaries taken as a whole;

•     sell, transfer or otherwise dispose of inventory in the ordinary course of business;

•     sell, collect, liquidate, factor or otherwise dispose of Accounts (as defined in the Security Agreement) and accounts receivable in the ordinary course of business; and

•     make cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture or any Collateral Agreement.

In order to rely on the foregoing release provisions, the Indenture requires the Issuers and the Guarantors to deliver to the Trustee semi-annually a certificate signed by two officers to the effect that all of the transactions undertaken by the Issuers and the Guarantors as described in the preceding paragraph during the previous six months were in the ordinary course of business and that all proceeds therefrom were used by the Issuers or such Guarantor as permitted by the Indenture and the Collateral Agreements. The Indenture also provides that the fair value of the Collateral released through such transactions is not to be considered in determining whether the aggregate fair value of the Collateral released in any calendar year exceeds the 10% threshold specified in Section 314(d)(1) of the Trust Indenture Act of 1939, as amended.

In addition, the Indenture requires the Company to furnish to the Trustee, concurrently with providing such information to holders of the notes, all of the Company’s quarterly and annual consolidated financial statements meeting the requirements imposed on reporting companies under Section 13 or 15(d) of the Exchange Act, whether or not the Company is then a reporting company.

ITEM 3.03             MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

                The disclosure set forth in Item 1.01 above is incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit Number	Description of Exhibit
4.1

First Supplemental Indenture, dated as of February 9, 2005, by and among Mrs. Fields Famous Brands, LLC, a Delaware limited liability company, Mrs. Fields Financing Company, Inc., a Delaware corporation, the Guarantors (as defined in the Indenture) and The Bank of New York, a New York banking corporation, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Executive Vice President and General Counsel

Date:  February 11, 2005

 INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1

First Supplemental Indenture, dated as of February 9, 2005, by and among Mrs. Fields Famous Brands, LLC, a Delaware limited liability company, Mrs. Fields Financing Company, Inc., a Delaware corporation, the Guarantors (as defined in the Indenture) and The Bank of New York, a New York banking corporation, as Trustee.